EXHIBIT 10.11

Amendment No. 3
Pfizer Consolidated Supplemental Pension Plan for United States and
Puerto Rico Employees
(Amended and Restated December 31, 2016)

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(New material underlined once; deletions crossed out)

1.New Section 6.5 of Part A: Administrative and General Sections Applicable to All Participants is added to the end thereof to read as follows:

    6.5 Rehire. With respect to a Participant who is rehired by the Company or otherwise again becomes an Eligible Employee, payment of his Grandfathered and NonGrandfathered Benefit accrued prior to such Separation from Service shall not be suspended.

2.Article 5 of Part B: Provisions Applicable To The Pfizer Sub-Plan, is amended to add new Section 5.9 to the end thereof to read as follows:

5.9 In-Service Active Benefit Transfers
(1)An eligible Participant (as defined herein) may make a one-time election (“Active Benefit Election”) for an in-service transfer of the full lump sum value of his NonGrandfathered Benefit under this Part B of the Plan to the PSSP in accordance with the following:
(2)A Participant shall be eligible to elect an Active Benefit Transfer if he: (i) has either attained age 65 or has a sum of his age and his years of Creditable Service (whether partial or complete) that equals or exceeds 90 (“Rule of 90”) before July 1, 2022 or before August 1, 2022 (whichever occurs first); (ii) has a NonGrandfathered Benefit under this Part B of the Plan; and (iii) does not have an annuity election on file for payment of his NonGrandfathered benefit under Part B of the Plan as of June 15, 2022.
(3)The Active Benefit Transfer amount shall be determined in accordance with the actuarial assumptions used to determine lump sum distributions payable as of the July 1, 2022 benefit determination date or the August 1, 2022 benefit determination date (as applicable), under the provisions of this Part B of the Plan. No interest adjustment will be added to the lump sum distribution due to the time that elapses between the July 1, 2022 benefit determination date or the August 1, 2022 benefit determination date (as applicable), and the transfer date (which will occur as soon as administratively possible following the effective date of the Active Benefit Election).
(4)The Active Benefit Transfer, including future investment returns thereon, shall thereafter be subject to the terms of the PSSP, except that it shall be distributed from the PSSP at the same time and in the same form that such amount would have been distributed from this Part B of the Plan had the transfer not been elected, without regard to any additional distributions payable to such Participant from the PSSP.
(5)An Active Benefit Election must be made by July 22, 2022, and shall become effective on August 1, 2022.

3.Article 5 of Part E: Provisions Applicable To The Wyeth Sub-Plan, is amended to add new Section 5.7 to the end thereof to read as follows:

5.7 In-Service Active Benefit Transfers
(i)An eligible Participant (as defined herein) may make a one-time election (“Active Benefit Election”) for an in-service transfer of the full lump sum value of his NonGrandfathered Benefit under this Part E of the Plan to the PSSP in accordance with the following:
Amendment No.3 Active In Service Commencement, Suspension of Benefits

(ii) A Participant shall be eligible to elect an Active Benefit Election if he: (1) has attained age 65 before July 1, 2022 or before August 1, 2022 (whichever occurs first); (2) has a NonGrandfathered Benefit under this Part E of the Plan; and (3) does not have an annuity election on file for payment of his NonGrandfathered benefit under Part E of the Plan as of June 15, 2022.
(ii)The Active Benefit Transfer amount shall be determined in accordance with the actuarial assumptions used to determine lump sum distributions payable as of the July 1, 2022 benefit determination date or the August 1, 2022 benefit determination date (as applicable), under the provisions of Part E of the Plan. No interest adjustment will be added to the lump sum distribution due to the time that elapses between the July 1, 2022 benefit determination date or the August 1, 2022 benefit determination date (as applicable), and the transfer date (which will occur as soon as administratively possible following the effective date of the Active Benefit Election).
(iii)The Active Benefit Transfer, including future investment returns thereon, shall thereafter be subject to the terms of the PSSP, except that it shall be distributed from the PSSP at the same time and in the same form that such amount would have been distributed from this Part E of the Plan had the transfer not been elected, without regard to any additional distributions payable to such Participant from the PSSP.
(iv)An Active Benefit Election must be made by July 22, 2022, and shall become effective on August 1, 2022.

4.Section 3.1(d) of Appendix I of Part B: Provisions Applicable To The Pfizer Sub-Plan is amended to read as follows:
    (d) he has Pfizer Savings Plan (“PSP”) compensation more than or equal to $253,000 ~~$235,000~~ for the PSP Plan Year two years prior to the year of the Separation Date (for Separation Dates after 2022), or he has an accrued benefit under Part B of the Plan; and

5.New Section 3.3 of Appendix I of Part B: Provisions Applicable To The Pfizer Sub-Plan is added to the end thereof to read as follows:
    A Participant who is later rehired by the Company, shall retain the VERP/SSP Plan Benefit, but the additional years of age and additional years of service for retirement eligibility that was credited in the calculation of the VERP/SSP Plan Benefit will not be reflected in any manner whatsoever for purposes of obtaining any milestone under the Pfizer SubPlan upon rehire; for purposes of clarity, any milestone under the Plan must be actually met without any enhancement previously provided under the VERP/SSP.